CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of BioFuel Energy Corp. on Form S-8 of our report dated March 14, 2007 (June 14, 2007 as to the effects of the stock split described in Note 13) relating to the consolidated financial statements and financial statement schedule of BioFuel Energy Corp. as of December 31, 2006 and for the period from April 11, 2006 (inception) through December 31, 2006.

We consent to the incorporation by reference in this Registration Statement of BioFuel Energy Corp. on Form S-8 of our report dated December 8, 2006 related to the consolidated financial statements of Bio Fuel Solutions, LLC, a Delaware limited liability company, as of June 30, 2006 and December 31, 2005, and for the six months ended June 30, 2006, the period from January 1, 2005 (inception) through December 31, 2005 and for the period from January 1, 2005 (inception) through June 30, 2006.

We consent to the incorporation by reference in this Registration Statement of BioFuel Energy Corp. on Form S-8 of our report dated December 8, 2006 related to the financial statements of Bio Fuel Solutions, LLC, a Colorado limited liability company, as of October 31, 2005 and for the period from January 1, 2005 (inception) through October 31, 2005.

/s/ Deloitte & Touche LLP

Denver, Colorado

June 18, 2007